Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

On December 6, 2007, Image Sensing Systems, Inc. (“ISS” or the “Company”) entered into and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with EIS Electronic Integrated Systems Inc. (“EIS”), Dan Manor (“Manor”), Faye Manor, Donald D. Drewell, Mendel M. Greenberg, the Faye and Dan Manor Family Trust, the MMG Trust and the Drewell Family Trust. EIS is based in Toronto, Ontario, Canada. Under the Purchase Agreement, the Company purchased certain assets from EIS and Manor, including EIS’ RTMS radar traffic sensor product line. Under the Purchase Agreement, the Company made a $13,400,000 initial payment, consisting of $10,160,000 in cash paid directly to EIS, $140,000 in cash paid directly to Manor, 111,874 shares of common stock of the Company with a value of approximately $1,900,000 that were issued directly to EIS, and an additional $600,000 in cash and 35,328 shares of its common stock with a value of approximately $600,000 that were placed in escrow (the “Escrowed Consideration”). In addition, the Purchase Agreement provides for earn-out payments over an approximate three-year period (the “Earn-Out Payments”). If earnings from the purchased assets are at targeted levels, EIS would receive $6,000,000 cash in Earn-Out Payments for the earn-out period beginning on December 7, 2007 and ending on December 31, 2010 (the “Earn-Out Period”), with the first earn-out year beginning on December 7, 2007 and ending on December 31, 2008 and the second and third earn-out years consisting of calendar years 2009 and 2010. Under the Purchase Agreement, the shares of common stock of the Company were valued at $16.9835 per share, which is equal to the average closing prices of the shares as quoted on The NASDAQ Capital Market for the 20 consecutive trading days ended December 3, 2007. The Company borrowed $5,000,000 from its bank to fund part of the initial cash consideration. The Purchase Agreement provides that the Company may set off any claims it has against the other parties to the Purchase Agreement against the Escrowed Consideration and the Earn-Out Payments. Any Escrowed Consideration remaining in escrow on December 6, 2012 will then be released. In connection with its purchase of assets under the Purchase Agreement, the Company formed ISS Image Sensing Systems Canada Ltd. and ISS Canada Sales Corp. as new wholly-owned subsidiaries incorporated under the laws of British Columbia.

The following unaudited pro forma condensed combined financial statements present the pro forma effect of the acquisition of EIS by the Company on the Company’s historical financial position and results of operations using the purchase method of accounting. The fiscal year of the Company ends on December 31 of each year, and the fiscal year of EIS ends on September 30 of each year.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2007 has been derived from the Company’s unaudited consolidated balance sheet as of September 30, 2007 and EIS’ audited consolidated balance sheet as of September 30, 2007 and is presented as if the acquisition had occurred on September 30, 2007.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 has been derived from the Company’s unaudited consolidated statement of operations for the nine months ended September 30, 2007 and EIS’ unaudited consolidated statement of operations for the nine months ended June 30, 2007 and is presented as if the acquisition had occurred on January 1, 2006.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 has been derived from the Company’s audited consolidated statement of operations for the year ended December 31, 2006 and EIS’ audited consolidated statement of operations for the year ended September 30, 2006 and is presented as if the acquisition had occurred on January 1, 2006.

These pro forma condensed combined financial statements should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements included herein;

•

separate unaudited historical consolidated financial statements of the Company as of and for the three and nine month periods ended September 30, 2007 included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 and the audited consolidated financial statements of the Company as of and for the year ended December 31, 2006 included in its Annual Report on Form 10-K for the year ended December 31, 2006; and

•	the audited consolidated financial statements of EIS as of and for the years ended September 30, 2007 and 2006 included in this Current Report on Form 8-K/A.

Pursuant to the purchase method of accounting, the total estimated purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective fair values as of September 30, 2007. Any differences between the fair value of the total consideration issued and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the assets purchased, the actual amounts recorded may differ materially from the information presented. The Company’s management, with the assistance of a third party valuation firm, has determined the preliminary fair value of the intangible assets at the pro forma balance sheet date of September 30, 2007. These allocations are subject to change pending further review of the fair value of the assets acquired.

The pro forma information is being filed pursuant to the requirements of Item 2 and 9.01 of Form 8-K and Rule 3-05 and Article 11 of U.S. Securities and Exchange Commission (SEC) Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information does not reflect cost savings, operating synergies or revenue enhancements expected to result from the asset purchase or the costs to achieve these cost savings, operating synergies and revenue enhancements. The pro forma adjustments and the allocation of the purchase price are based on management’s estimates of the fair value of the assets acquired in the purchase.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2007

(in thousands)

	As of September 30, 2007
	Historical		Proforma
	Image Sensing Systems, Inc.	EIS	Adjustments		Combined
Assets

Current assets:
Cash and cash equivalents	$14,340	$472	$(6,878	)(1)	$7,934
Short-term investments	2,000	—	—		2,000
Accounts receivable, net	4,288	2,712	(2,712	)(2)	4,288
Inventories	1,245	367	(367	)(2)	1,245
Prepaid expenses and other	413	601	(601	)(2)	413
Total current assets	22,286	4,152	(10,558)		15,880
Property and equipment, net	396	111	189	(3)	696
Deferred income taxes	—	276	1,254	(4)	1,530
Goodwill and intangible assets, net	1,050	143	8,998	(5)	10,191

Total assets	$23,732	$4,682	$(117)		$28,297

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	492	934	$(934	)(2)	492
Bank debt	—	310	4,690	(6)	5,000
Accrued compensation	398	509	(509	)(2)	398
Accrued warranty and other	475	170	(170	)(2)	475
Income taxes payable	247	—	—		247
Total current liabilities	1,612	1,923	3,077		6,612

Deferred income taxes	28	—	—		28

Shareholders’ equity:
Common stock	38	—	1	(7)	39
Additional paid-in capital	8,296	1	2,533	(7)	10,830
Accumulated other comprehensive income	54	521	(521	)(7)	54
Retained earnings	13,704	2,237	(5,207	)(7)	10,734

	22,092	2,759	(3,194)		21,657

Total liabilities and shareholders’ equity	$23,732	$4,682	$(117)		$28,297

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except per share amounts)

	For the Nine Months Ended September 30, 2007
	Historical		Proforma
	Image Sensing Systems, Inc.	EIS	Adjustments		Combined
Revenues
Royalty income	$7,636	$—	$—		$7,636
Product sales	2,232	6,166	—		8,398
	9,868	6,166	—		16,034

Cost of product sales	951	2,202	—		3,153
Gross Profit	8,917	3,964	—		12,881
Operating expenses
Selling, marketing and product support	2,310	676	—		2,986
General and administrative	1,832	1,728	—		3,560
Research and development	1,681	372	—		2,053
Amortization of intangible assets	—	—	576	(8)	576
Legal expense – lawsuit	—	309	—		309
	5,823	3,085	576		9,484
Income from operations	3,094	879	(576)		3,397
Other income (expense)	429	(220)	(383	)(9)	(174)
Income before income taxes	3,523	659	(959)		3,223
Income taxes	968	85	(151	)(10)	902
Net income	$2,555	$574	$(808)		$2,321
Net income per common share
Basic	$0.68				$0.59
Diluted	$0.66				$0.58
Weighted average shares outstanding
Basic	3,777	N/A	147	(12)	3,924
Diluted	3,876	N/A	147	(12)	4,023

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except per share amounts)

	For the Year Ended December 31, 2006
	Historical		Proforma
	Image Sensing Systems, Inc.	EIS	Adjustments		Combined
Revenues
Royalty income	$10,136	$—	$—		$10,136
Product sales	2,980	8,071	—		11,051
	13,116	8,071	—		21,187
Cost of revenue
Royalty fee	220	—	—		220
Cost of product sales	1,501	1,923	—		3,424
	1,721	1,923	—		3,644
Gross Profit	11,395	6,148	—		17,543
Operating expenses
Selling, marketing and product support	2,850	1,389	—		4,239
General and administrative	2,007	2,629	—		4,636
Research and development	2,639	668	—		3,307
In-process research and development	—	—	4,500	(11)	4,500
Amortization of intangible assets	—	—	768	(8)	768
Legal expense – lawsuit	—	2,582	—		2,582
	7,496	7,268	5,268		20,032
Income (loss) from operations	3,899	(1,120)	(5,268)		(2,489)
Other income (expense)	148	(171)	(502	)(9)	(525)
Income (loss) before income taxes	4,047	(1,291)	(5,770)		(3,014)
Income tax expense (benefit)	942	(359)	(1,427	)(10)	(844)
Net income (loss)	$3,105	$(932)	$(4,343)		$(2,170)
Net income (loss) per common share
Basic	$0.83				$(0.56)
Diluted	$0.80				$(0.56)
Weighted average shares outstanding
Basic	3,725	N/A	147	(12)	3,872
Diluted	3,891	N/A	147	(12)	3,872

See accompanying notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The Acquisition

Under terms of the Purchase Agreement with EIS, the Company did not acquire certain assets and liabilities of EIS, including accounts receivable, inventories, prepaid expenses, deferred income taxes, accounts payable, or accrued liabilities. In addition, the Company did not acquire any interest in EIS Shenzhen Goodtell, Ltd., a joint venture entity. EIS is a party to a lawsuit brought by a third party in 2005 alleging patent infringement. EIS has rejected the allegation and counter-sued. The lawsuit has gone to trial and the amounts disclosed in the periods’ statements of operations are attorneys’ fees incurred by EIS in defense of the lawsuit. In October 2007, the District Court that heard the case dismissed the third party claim. The third party filed notice of its appeal of the dismissal in November 2007.

The following table summarizes the components of the estimated total consideration determined for accounting purposes of these pro forma condensed combined financial statements (in thousands):

Fair value of 147,202 shares of Image Sensing Systems, Inc. common stock issued to EIS	$2,535
Cash	5,900
Bank debt borrowed	5,000
Direct transaction costs (a)	506
Total purchase price	$13,941

_________________

(a)	Direct acquisition costs of $506,000 consist of legal, appraisal and accounting fees and other external costs directly related to the asset purchase.

The purchase consideration was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired. An allocation of the purchase price has been made to major categories of assets in the accompanying unaudited pro forma condensed combined financial statements based on management’s best estimates. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired has been allocated to goodwill.

The allocation of the purchase consideration based on a valuation of the assets acquired as of September 30, 2007 is presented below (in thousands):

Fair value of EIS net tangible assets acquired	$300
In-process research and development	4,500
Identifiable intangible assets:
Developed technology	3,900
Trade names	1,200
Other	200
Total identifiable intangible assets	5,300
Goodwill	3,841

Total purchase price	$13,941

In-process research and development expense – Prior to the asset purchase, EIS was engaged in research and development activity into its next generation product line, known internally as “G4.” Because G4 was determined to not yet be to the stage of commercialization, the value of the G4 program was expensed at the date of transaction.

Identifiable intangible assets – The fair value of the existing technology was based on a third-party valuation that considered, among other factors, the expected income and discounted cash flows to be generated from such existing technology, taking into account risks related to the characteristics and applications of the technology and assessments of the life cycle state of the technology. The value of the existing technology is being amortized over an eight year period. The fair value of the trade names was based on a third-party valuation that considered, among other factors, the expected income and discounted cash flows to be generated from such trade names, also taking into account the expected period in which the Company intends to utilize the trade names. The value of the trade names is being amortized over a five year period. Other identifiable intangible assets are being amortized over a five year period.

Goodwill – Goodwill represents the excess of the estimated purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill is not amortized but rather is tested for impairment at least annually. In the event that the Company determines that the value of goodwill has become impaired, it will incur a charge for the amount of impairment at the time in which such determination is made.

Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet gives effect to the asset purchase as if it had occurred on September 30, 2007. The unaudited pro forma condensed combined statements of operations give effect to the asset purchase as if it had occurred on January 1, 2006.

Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations are as follows (in thousands):

(1)	Adjustments to cash and cash equivalents (in thousands):

To eliminate EIS cash not acquired in transaction	$(472)
To record cash portion of asset purchase price and related transaction expenses	(11,406)
To record proceeds of bank borrowing	5,000
Total	$(6,878)

(2)	Adjustments made to eliminate certain assets and liabilities of EIS that were not acquired or assumed in the transaction.

(3)	Adjustment to the equipment purchased from EIS to record it at its estimated fair value.

(4)	Adjustments to deferred income taxes (in thousands):

To record deferred income tax asset arising out of the in-process research and development expense charge at the Company’s marginal tax rate of 34%	$1,530
To eliminate deferred income taxes not assumed in transaction	(276)
Total	$1,254

(5)	Adjustments to goodwill and intangible assets (in thousands):

To record goodwill and intangible assets related to the EIS asset purchase	$13,641
To eliminate intangible assets not assumed in transaction	(143)
To record in-process research and development expense incurred upon EIS asset purchase	(4,500)
Total	$8,998

(6)	Adjustments to bank debt (in thousands):

To record bank borrowing made for the EIS asset purchase	$5,000
To eliminate EIS line of credit not assumed in transaction	(310)
Total	$4,690

(7)	Adjustments to shareholders’ equity (in thousands):

To record ISS common stock issued for EIS asset purchase	$1
To record additional paid-in capital for EIS asset purchase	2,534
To eliminate EIS additional paid-in capital	(1)
To eliminate EIS accumulated currency translation	(521)
To eliminate EIS retained earnings	(2,237)
To record retained earnings impact of the in-process research and development expense recorded net of tax	(2,970)
Total	$(3,194)

(8)	To record amortization expense on intangible assets purchased in transaction.

(9)	Adjustments to other income (expense) (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006

To eliminate EIS interest expense on line of credit	$33	$53
To adjust for reduced interest income on ISS cash	(144)	(192)
To record interest expense on ISS bank debt	(272)	(363)

Total	$(383)	$(502)

(10)	To adjust income taxes to the Company’s estimated effective rate of 28%.

(11)	To record the in-process research and development expense incurred in connection with the EIS asset purchase.

(12)	The pro forma number of shares used in per share calculations reflects the 147,202 common shares of the Company issued to EIS upon closing as partial consideration for the assets purchased.